UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2014

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Hartwell Avenue

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

GI Dynamics, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 on November 10, 2014. Of the Company’s 94,795,481 shares of common stock issued and outstanding and eligible to vote as of the record date of October 4, 2014, a quorum of 93,762,006 shares, or 98.9% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on October 20, 2014. The following actions were taken at the Special Meeting:

1.	Approval of an amendment to the Company’s amended and restated certificate of incorporation authorizing the Company’s Board of Directors to effect a reverse stock split of the Company’s shares of common stock at a ratio of 1:10, and to proportionately reduce the number of shares of capital stock that the Company is authorized to issue:

Votes For	Votes Against	Votes Abstained

69,813,664	147,960	23,800,382

2.	Authorization to adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1:

Votes For	Votes Against	Votes Abstained

69,791,236	160,215	23,810,555

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes in favor of Proposal 1. The reverse stock split authorized by the stockholders pursuant to Proposal 1 has not been implemented at this time. The timing of implementation remains subject to the determination of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: November 12, 2014	/s/ Robert Crane
Robert Crane
Chief Financial Officer